UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (Date of earliest event reported): June 5, 1998


                         PLUM CREEK TIMBER COMPANY, L.P.
             (Exact name of registrant as specified in its charter)


   Delaware                       1-10239                   91-1443693
(State or other           (Commission File Number)       (I.R.S. Employer
jurisdiction of                                       Identification Number)
incorporation or
organization)



                         999 Third Avenue, Suite 2300
                        Seattle, Washington 98104-4096
                          Telephone: (206) 467-3600

Item 5.  Other Events

     On June 5, 1998, Plum Creek Timber Company, L.P. (the "Company") announced that the Board of Directors had approved the terms upon which it is proposed to convert the Company from a publicly traded Master Limited Partnership into a publicly traded Real Estate Investment Trust ("REIT").

     The proposed conversion will require approval by the holders of two-thirds of the Company's outstanding Limited Partner Units eligible to vote.
Proxies for approval of the conversion will be solicited only by means of a proxy statement/prospectus, which will be mailed to Unitholders upon the completion of a customary Securities and Exchange Commission review process.

     The public announcement concerning the proposed conversion is attached as Exhibit 99.1 to this document and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

     (c) Exhibits

     99.1 Press Release



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PLUM CREEK TIMBER COMPANY, L.P.
                              (Registrant)


                         By: Plum Creek Management Company, L.P.
                              as General Partner


                              By: /s/ DIANE M. IRVINE
                              -----------------------

                                Diane M. Irvine
                                Vice President and
                                Chief Financial Officer
                                (Duly Authorized Officer)




Date:     June 8, 1998

                         Exhibit Index
                         -------------

Exhibit        Description
-------        -----------

99.1           Press Release


               PLUM CREEK TIMBER COMPANY, L.P. ANNOUNCES INTENTION

                         TO CONVERT TO A REIT STRUCTURE


     SEATTLE, WASHINGTON -- June 8, 1998 -- Plum Creek Timber Company, L.P. (NYSE:PCL) announced today that its Board of Directors has authorized the Company to seek approval from its Unitholders to convert its structure from a publicly traded Master Limited Partnership (MLP) into a publicly traded Real Estate Investment Trust (REIT).

     As part of the conversion, the Company's 2.4 million acres of timberland and related wood products manufacturing assets will be owned, and its ongoing business activities will be conducted, by the REIT, through an operating partnership and other operating subsidiaries. The REIT structure itself would generally allow Plum Creek to maintain the flow-through tax advantages it now has as an MLP while also providing an investment security which may be attractive to a broader base of investors - including institutional investors.

     "Our Board of Directors and management have examined this conversion with great care, and determined that converting to a REIT structure is in the best long-term interests of the Company and its Unitholders," said Rick R. Holley, President and Chief Executive Officer. "The current MLP structure has served the Company well since going public in 1989. In particular, for the five years through the end of 1997, it allowed us to provide returns to our investors that were superior to the S&P 500 index as well as to returns provided by all other companies in our industry. As we look ahead, one of our key strategic objectives is to continue to grow the Company through value-creating acquisitions. We believe that the REIT structure will enhance our ability to compete for strategic acquisition opportunities by giving us greater access to both equity and debt capital. This will lower our overall cost of capital, which we believe will enhance our future cash flows and provide for increased value growth."

     The transaction would be tax-free to current Plum Creek Unitholders, who would receive one share in the new REIT for each Unit of Plum Creek currently held. In addition, income from a REIT is reported on a Form 1099 rather than a Schedule K-1, simplifying tax filings for investors.

     Under the terms of the conversion agreement adopted by the Company and the General Partner, the interests of the General Partner will be converted into ownership interests in the REIT and the operating partnership. The General Partner's total equity interest will equal 27% of the REIT on an "as converted" basis.

     Currently, Plum Creek's partnership agreement specifies that the General Partner is entitled to 2% of all cash distributions, plus incentive distributions. The incentive distribution is determined by the amount of cash distributions paid to Unitholders and can range from 10% to 35% of incremental cash distributions above certain target levels. Since the Partnership's inception in 1989, the cash distribution to Unitholders has been increased ten times and now stands at 185% over the original distribution amount of $0.20 per Unit (adjusted for a 3-for-1 Unit split). Based on the current per Unit cash distribution to Unitholders of $0.57 per quarter, the General Partner's incentive distribution is at the highest incremental rate of 35%. The General Partner currently receives 25.5% of the total annual cash distributions of the Company (the General Partner received $32.9 million in 1997) and is entitled to 37% of any future increases in cash distributions.

     Under the terms of the conversion agreement, the General Partner would forego future incentive distributions, which are currently at the top incremental rate of 35%. In addition, the General Partner would also give up future rights to additional cash distributions on equity issuances and certain preferential liquidation rights. The elimination of the existing General Partner incentive structure, together with the REIT benefits noted above, is expected to lower the Company's overall cost of capital.

     The conversion agreement also provides that the General Partner would have the right to nominate the majority of the slate of candidates for election to the board of directors of the REIT so long as the General Partner continues to own an agreed upon equity interest in the REIT or the operating partnership.

     "The General Partner has recognized that the long-term interests of the Company and all of its Unitholders would be best served by the change to a REIT structure," Holley stated. "A special committee of independent directors, together with outside financial and legal advisors, has structured this transaction to convert the General Partner interest on terms that are fair to our Unitholders. The General Partner has been very supportive of our growth strategy, and I am pleased that they will remain active, involved investors going forward.

     "This transaction will not affect the day-to-day operations of the Company. The REIT conversion does not mean we are getting into the traditional real estate business. We remain one of the nation's largest timberland owners, and our focus on expanding our resource base remains the foundation of our business strategy. We will maintain our focus on environmentally responsible resource management, growth through acquisitions, providing high-quality products to our customers in value-added market segments, and returning value to our owners," concluded Holley.

     The transaction is conditioned upon approval by the holders of two-thirds of Plum Creek's outstanding Limited Partnership Units. Such approval will only be solicited by means of a proxy statement/prospectus, which will be mailed to Unitholders upon the completion of a customary Securities and Exchange Commission filing and review process. The Company currently anticipates completing the conversion transaction by year-end.

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, particularly any express or implied statements concerning future financial condition or operating results. Although the Company believes that the expectations reflected herein are reasonable, the matters discussed herein involve risks, uncertainties and other factors which may delay, prevent or adversely affect the conversion or the REIT's planned activities and operations, and there can be no assurance that such expectations will prove correct. All forward-looking statements are expressly qualified by this cautionary statement.

     Plum Creek is one of the largest private timberland owners in the nation with timberlands and mills located in the Pacific Northwest and Southeast United States.

                              ###